Exhibit 99.B(J)(1)

[DECHERT LLP LETTERHEAD]

March 3, 2008

ING Partners, Inc.

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Re:	ING Partners, Inc.
(File Nos. 333-32575 and 811-8319)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Amendment No. 36 to the Registration Statement of ING Partners, Inc.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP